EXHIBIT 99.5

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page
INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	1
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2007	2
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2007	3
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006	4
Notes to Pro Forma Consolidated Financial Statements	5-8

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2007 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006 and the six months ended June 30, 2007 give effect to the acquisition by Genesis Energy, L.P. (“Genesis”) of the Combined Davison Businesses (“Davison”), TDC, L.L.C. (“TDC”) and Fuel Masters, LLC (“FM”) and the related assumptions and adjustments described in the notes thereto. These statements will be referred to as the Unaudited Pro Forma Statements.

Under the purchase method of accounting for business combinations, the purchase price is allocated among the assets acquired and the liabilities assumed based on their estimated fair values. The preliminary allocation of the purchase price used in the unaudited pro forma condensed consolidated financial statements is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon finalization of the valuation. The final purchase price may be impacted by additional direct transaction costs as well as the effects of purchase price adjustments provided for in the acquisition agreement. Additionally, the final balance sheet of Davison at July 31, 2007, the balance sheet date closest to the closing date of the transaction, will be used for the final purchase price allocations. The primary areas of the purchase price allocation which are not yet finalized relate to the fair value of tangible assets, identifiable intangible assets and goodwill. Actual amounts recorded upon finalization of estimates of fair values, including acquisition-related intangibles may differ from the information presented in these unaudited pro forma condensed consolidated financial statements. However, it is not anticipated that any final adjustments will have a material impact on the Company’s pro forma operating results.

The Unaudited Pro Forma Statements are based upon the historical unaudited and audited financial statements of Genesis, Davison, TDC and FM. Davison acquired the portion of TDC and FM that it did not previously own during the six months ended June 30, 2007. As a result, the balance sheet of Davison at June 30, 2007 includes the balance sheets of TDC and FM, and the balance sheets of TDC and FM are not reflected separately in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2007. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2007 includes the results of operations for TDC and FM and the adjustments to that statement eliminate the duplication of a portion of the results of those entities in the Davison statement of operations related to the period when Davison owned only 50% of TDC and FM.

The Unaudited Pro Forma Statements of Genesis should be read in conjunction with the audited consolidated financial statements and notes thereto included in Genesis’ Annual Report on Form 10-K for the year ended December 31, 2006, the unaudited consolidated financial statements and notes thereto included in Genesis’ Quarterly Report on Form 10-Q for the six months ended June 30, 2007, and the audited and unaudited financial statements of Davison, TDC and FM included in this current report on
Form 8-K/A.

The Unaudited Pro Forma Statements were prepared assuming that the acquisition by Genesis of Davison (which includes TDC and FM as described above) was consummated as of June 30, 2007 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet, and as of January 1 of each period presented for the Unaudited Pro Forma Condensed Consolidated Statements of Operations. The Unaudited Pro Forma Statements have been prepared based upon assumptions deemed appropriate by Genesis and may not be indicative of actual results.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2007

(In thousands)

	Historical Genesis	Combined Davison Businesses	Adjustments for Items Not Acquired or Assumed (A)	Pro Forma Adjustments		Pro Forma Genesis
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,832	$16,861		$(14,727	)(B)	$5,966
Accounts receivable	89,485	57,177				146,662
Inventories	11,302	6,495				17,797
Other current assets	2,464	9,935	$(5,952)			6,447

Total current assets	107,083	90,468				$176,872
FIXED ASSETS, NET	29,893	36,270		45,341	(C)	111,504
RECEIVABLES FROM RELATED PARTIES	—	71,300	(71,300)			—
JOINT VENTURES AND OTHER INVESTMENTS	17,619	129	(129)			17,619
INTANGIBLE ASSETS, net of amortization	—	71,044		225,161	(D)	225,161
				(71,044	)(E)
GOODWILL	—	2,716		296,228	(F)	296,228
				(2,716	)(E)
OTHER ASSETS, net of amortization	48,731	12,565	(11,169)	2,134	(G)	52,261

TOTAL ASSETS	$203,326	$284,492				$879,645

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$99,215	$38,124	(2,357)			$134,982
Current portion of long-term debt	—	52,782	(52,782)			—

Total current liabilities	99,215	90,906				134,982
LONG-TERM DEBT	22,800	109,890	(109,890)	282,019	(H)	304,819
OTHER LONG-TERM LIABILITIES	963	2,881	(2,881)			963
COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	521			31	(I)	552
PARTNERS' CAPITAL:
Common unitholders	78,166			352,331	(J)	430,497
General partner	1,661			6,171	(K)	7,832
Owners' equity		80,815		(80,815	)(L)	—

Total partners' capital	79,827	80,815				438,329

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$203,326	$284,492				$879,645

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2007

(In thousands, except per unit amounts)

	Historical Genesis	Combined Davison Businesses	TDC, L.L.C.	Fuel Masters, LLC	Elimination of Duplicated Operations (M)	Adjustments for Items Not Acquired or Assumed (A)	Pro Forma Adjustments		Pro Forma Genesis
REVENUES	$384,580	$244,386	$68,458	$171,143	$(156,355)		$(4,624	)(N)	$707,588
COSTS AND EXPENSES:
Cost of sales and operating costs	375,391	225,131	47,517	169,703	(140,007)	$(539)	(4,624	)(N)	681,802
							(9,032	)(O)
							18,262	(P)
General and administrative expenses	8,928	4,663	3,332	887	(3,332)	(111)			14,367

Total costs and expenses	384,319	229,794	50,849	170,590	(143,339)	(650)	4,606		696,169

OPERATING INCOME	261	14,592	17,609	553	(13,016)	650	(9,229)		11,419
OTHER INCOME (EXPENSE):
Interest expense, net	(547)	(1,740)	(2,130)	(152)	2,291	1,731	(10,901	)(Q)	(11,448)
Other	—	22	(64)	—		—	—		(42)
Equity in earnings of joint ventures	554	2,586	—			(19)	(2,567	)(R)	554
Income tax (expense) benefit	(55)	188	—				(188	)(S)	(55)
Minority interest	—		—				—	(T)	—

INCOME FROM CONTINUING OPERATIONS	$213	$15,648	$15,415	$401	$(10,725)	$2,362	$(22,886)		$428

INCOME FROM CONTINUING OPERATIONS PER COMMON UNIT—BASIC AND DILUTED	$0.02								$0.01

Weighted average number of common units outstanding	13,784						14,535	(J)	28,319

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2006

(In thousands, except per unit amounts)

	Historical Genesis	Combined Davison Businesses	TDC, L.L.C.	Fuel Masters, LLC	Adjustments for Items Not Acquired or Assumed (A)	Pro Forma Adjustments		Pro Forma Genesis
REVENUES	$918,369	$208,461	$137,522	$224,926	$—	$(10,104	)(N)	$1,479,174
COSTS AND EXPENSES:
Cost of sales and operating costs	896,212	201,054	93,817	222,778	(187)	(10,104	)(N)	1,431,369
						(8,720	)(O)
						36,519	(P)
General and administrative expenses	13,573	2,235	5,917	1,411	(650)			22,486

Total costs and expenses	909,785	203,289	99,734	224,189	(837)	17,695		1,453,855

OPERATING INCOME	8,584	5,172	37,788	737	837	(27,799)		25,319
OTHER INCOME (EXPENSE):
Interest expense, net	(1,374)	(73)	(3)	(118)	194	(21,364	)(Q)	(22,738)
Other		463	(2,430)		2,000			33
Equity in earnings of joint ventures	1,131	18,175			(188)	(17,987	)(R)	1,131
Income tax (expense) benefit	11	(856)				856	(S)	11
Minority interest	(1)					1	(T)	—

INCOME FROM CONTINUING OPERATIONS	$8,351	$22,881	$35,355	$619	$2,843	$(66,293)		$3,756

INCOME FROM CONTINUING OPERATIONS PER COMMON UNIT—BASIC AND DILUTED	$0.59							$0.13

Weighted average number of common units outstanding	13,784					14,535	(J)	28,319

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except where otherwise indicated, or amounts per unit)

Note 1. Acquisition of Davison, TDC and FM

On April 25, 2007, Genesis entered into a Contribution and Sale Agreement with certain entities owned by the Davison family of Ruston, Louisiana. On July 25, 2007, Genesis completed the acquisition of businesses engaged in providing the service of processing sour gas streams to remove sulfur for refineries, wholesale marketing of petroleum products and providing fuel procurement and delivery logistics management services to wholesale and retail customers, operating terminals to provide storage and blending of refined petroleum products and trucking operations for third parties as well as in support of the other businesses.

The consideration for this acquisition consisted of $639 million of value, comprised of $309 million in cash, net of $17 million of cash acquired and subject to adjustment for purchase price adjustments, and 13,459,209 common units of Genesis valued at $330 million. In accordance with Emerging Issues Task Force (“EITF”) No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination, the fair value of Genesis common units issued was determined using an average price of $24.52, which was the average closing price of Genesis common units for the two days before and after the terms of the acquisition were agreed to and announced. The estimated direct transaction costs total to $8.5 million and consist primarily of legal and accounting fees and other external costs related directly to the acquisition.

The Davison unitholders hold approximately 48% of Genesis’ outstanding common units and have registration rights with respect to their common units. These rights include the following provisions:

•	The right to require us to file a Form S-3 Shelf Registration, if we are eligible;
•	The right to demand five registrations of their units, one per calendar year, with unlimited piggyback on other unit registrations; and
•	Our agreement not to grant registration rights to any third parties with priority over the Davison unitholders.
•

The Davison unitholders have agreed to specified restrictions on the sale and transfer of the units they received in consideration of this acquisition. The Davison unitholders cannot sell any of the units issued as consideration except that portion provided below (subject to certain exceptions):

At closing	20%
12 months after closing	20
18 months after closing	20
24 months after closing	30
36 months after closing	10

100%

The preliminary allocation of the purchase price is summarized as follows:

Cash and cash equivalents	$16,861
Accounts receivable	57,177
Inventories	6,495
Other current assets	3,983
Other assets	1,396
Property, plant and equipment	81,611
Goodwill	296,228
Amortizable intangible assets:
Customer relationships	114,646
Supplier agreements	35,937
Licensing agreements	39,504
Trade name	21,115
Covenants not-to-compete	699
Favorable lease agreement	13,260
Accounts payable and accrued expenses	(35,767)

Total allocation	$653,145

The amortizable intangible assets are expected to be amortized on a straight-line basis over their estimated remaining useful lives, which Genesis is currently estimating to be as follows:

Years
Customer relationships	9
Supplier agreements	6
Licensing agreements	12
Trade name	20
Covenants not-to-compete	3
Favorable lease agreement	28

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment are present.) In the event that Genesis’ management determines that the goodwill has become impaired, Genesis will incur a charge for the amount of impairment during the period in which the determination is made.

Note 2. Pro Forma Adjustments

The following adjustments are reflected in the unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet to reflect the estimated impact of the acquisition on the historical combined results of Genesis, Davison, TDC and FM.

(A)	Amounts in this column relate to assets not acquired by us or liabilities not assumed by us in the acquisition of Davison. The long-term debt of Davison, TDC and FM was canceled in connection with the acquisition or retained as obligations of the Davison family. In the unaudited pro forma condensed consolidated statements of operations, amounts in this column relate to income statement effects of assets not acquired by us or liabilities not assumed by us.

(B)	Adjustment includes:
•

$22,361 of cash received from Genesis Energy, Inc., our general partner, for the purchase of 1,074,882 common units at $20.8036 per unit. Our general partner exercised its right to maintain its proportionate share of Genesis’ outstanding common units by acquiring these units.

•	$6,202 of cash received from our general partner as its proportionate general partner contribution and its proportionate general partner interest in our subsidiary operating partnership.
•	$279,015 of cash received from borrowings under our revolving credit agreement to fund the cash consideration portion of the acquisition.

•	$313,818 of cash used for the acquisition.
•	$8,487 of cash used for payment of direct transaction costs related to the acquisition.

(C)	Adjustment to reflect the excess of the fair value allocation of purchase price over the historical tangible assets of Davison.

(D)	Adjustment to reflect intangible assets identified and the fair values assigned, which are preliminary and subject to completion of our fair value assessment.

(E)	Adjustment to eliminate Davison’s existing goodwill and intangible assets.

(F)	Adjustment to reflect estimated goodwill from the acquisition after allocating the purchase price to the fair value of identifiable net assets acquired.

(G)	Adjustment reflects the fees paid to our lenders to increase the size of our revolving credit facility. These fees will be amortized over the remaining term of the revolving credit facility.

(H)	Adjustment to reflect borrowings under our revolving credit facility to fund the portion of the acquisition that was paid in cash.

(I)	Adjustment to reflect the increase in the general partner interest in our subsidiary operating partnership.

(J)	Adjustment to reflect:

•

The consideration in the Davison acquisition that was paid with the issuance by us of 13,459,209 common units to the Davison family. These units were valued for financial statement purposes at $24.52, the approximate market price of Genesis’ common units on the date that the transaction was announced in April 2007.

•	The 1,074,882 common units purchased by our general partner to maintain its proportionate share of our outstanding common units.

Netted against the value of the units issued is $50 as an estimate of the incremental cost of a piggyback registration of the common units issued in this transaction. These issuances of common units were completed on July 25, 2007 and were exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. These common units impact our basic and diluted earnings per unit.

(K)	Adjustment to reflect the contribution from our general partner to maintain its capital account balance, as required under our partnership agreement.

(L)	Adjustment to eliminate the remaining owners’ equity of Davison as is appropriate in the preparation of such pro forma financial statements.

(M)	Adjustment to eliminate the duplicated results of operations. Consolidated in the Davison results is five months of the results of TDC and three months of the results of FM due to the acquisition of the 50% of those entities not previously owned. This elimination results in the inclusion of the six months of Davison, TDC and FM without duplication.

(N)	Adjustment to eliminate revenues and expenses between Genesis, Davison, TDC, and FM as appropriate in consolidation.

(O)	Adjustment to eliminate the depreciation and amortization recorded by Davison, TDC and FM on property and equipment and intangible assets.

(P)

Adjustment to record depreciation of property and equipment and amortization of intangible assets based on the allocation of the purchase price as if the acquisition had occurred at the beginning of the period. Pro forma depreciation was estimated based on an average remaining useful life of the underlying assets of six years. Pro forma amortization of intangible assets was estimated based on the average remaining useful life of the underlying assets as discussed in Note 2 above.

(Q)	Adjustment to increase interest expense for the additional borrowing in connection with the acquisition as if the acquisition had occurred at the beginning of the period. Adjustment also includes amortization of deferred fees related to the increase in our revolving credit facility.

(R)	Adjustment to eliminate the equity in the earnings of TDC and FM recorded by Davison for the period. Additionally, for the six months ended June 30, 2007, the statement of operations of Davison consolidated the earnings of TDC for the period from February 1, 2007 to June 30, 2007 and the earnings of FM for the period from April 1, 2007 to June 30, 2007. This entry also eliminates the effects of that consolidation.

(S)	Adjustment to eliminate corporate income tax expense recorded by Davison.

(T)	Adjustment to reflect the minority interest in the net income of Genesis as a result of the acquisition and the pro forma adjustments noted.